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                                                                   Exhibit 4.5 B

                          FIRST SUPPLEMENTAL INDENTURE

     This FIRST SUPPLEMENTAL INDENTURE, dated as of September 16,1999 (the "First Supplemental indenture"), is by and among Isle of Capri Casinos. Inc., a
 ----------------------------
Delaware Corporation (the "Company"); Riverboat Corporation of Mississippi, a
                           -------
Mississippi corporation: Riverboat Corporation of Mississippi-Vicksburg, a Mississippi corporation; Riverboat Services, Inc., an Iowa corporation; CSNO, Inc., a Louisiana corporation; Louisiana Riverboat Gaming Partnership, a Louisiana partnership: St. Charles Gaming Company, Inc., a Louisiana corporation; LRG Hotels. L.L.C., a Louisiana limited liability company; Grand Palais Riverboat, Inc., a Louisiana corporation; LRGP Holdings, Inc., a Louisiana corporation: PPI, Inc., a Florida corporation: Isle of Capri Casino Colorado, Inc., a Colorado corporation: Isle of Capri Hotels Bossier City, L.L.C., a Louisiana limited liability company; Isle of Capri Casino-Tunica, Inc., a Mississippi corporation; and IOC-Coahoma, Inc., a Mississippi corporation (collectively, the "Subsidiary Guarantors"), any other person that
                                ---------------------
may from time to time become a party to the Indenture (as defined below) pursuant to its terms and State Street Bank and Trust Company, as trustee (the "Trustee").
 -------

                                    RECITALS

     A. The Company the Subsidiary Guarantors and the Trustee are parties to that certain Indenture, dated as of April 23, 1999 (the "Indenture"), governing
                                                         ---------
the Company's 8 1/4% Senior Subordinated Notes due 2009. Series A, which have been issued under the Indenture (the "Transfer Restricted Notes"), and the
                                      -------------------------
Company's 8 3/4% Senior Subordinated Notes due 2009, Series B, to be issued in exchange for the Transfer Restricted Notes (the "Exchange Notes" and together
                                                 --------------
with the Transfer Restricted Notes, the "Notes").
                                         -----

     B. Section 901 of the Indenture expressly provides, among other things, that without the consent of any Holder, the Company and the Subsidiary Guarantors, when authorized by a Board Resolution, and the Trustee, may enter into a supplemental indenture to cure any ambiguity or to correct any provision in the Indenture, provided that such action shall not adversely affect the interests of the Holders in any material respect.

     C. The Company and the Subsidiary Guarantors desire to amend Exhibit B to the Indenture to cure ambiguities and to correct certain provisions contained therein, and such amendment shall not adversely affect the interests of the Holders in any material respect.

     NOW, THEREFORE, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes issued under the Indenture from and after the date of this First Supplemental Indenture, as follows:

     1. Definitions. Capitalized terms used in this First Supplemental Indenture
        -----------
(including capitalized terms used in the Recitals to this First Supplemental Indenture) that are not otherwise defined shall have the meanings ascribed to such terms in the Indenture.

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     2. Replacement of Exhibit B of the Indenture. Exhibit B to the Indenture is
        -----------------------------------------
hereby deleted in its entirety and replaced by Exhibit B to this First
                                               ---------
Supplemental Indenture.

     3. Effect on Indenture. Except as expressly modified by this First
        -------------------
Supplemental Indenture, all of the terms and provisions of the Indenture shall remain in full force and effect.

     4. Recitals; Reliance. The Recitals to this First Supplemental Indenture
        ------------------
shall be deemed to be representations of the Company and the Trustee accepts no responsibility for such Recitals. In accordance with Section 903 of the Indenture, the Trustee has entered into this First Supplemental Indenture in reliance on an Opinion of Counsel stating that the execution of this First Supplemental Indenture is authorized or permitted by the Indenture and that the Indenture, as amended by this First Supplemental Indenture, constitutes the legal, valid and binding obligation of the Company and the Subsidiary Guarantors, enforceable against each of them in accordance with its terms.

     5. Counterparts. This First Supplemental Indenture may be executed in
        ------------
several counterparts, all of which together shall constitute one agreement binding on all parties, notwithstanding that all parties have not signed the same counterpart.

     6. Governing Law. This First Supplemental Indenture shall be governed by
        -------------
and construed in accordance with, the laws of the State of New York without giving effect to the applicable principles of conflict of laws.

                                     *****

                                       2

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     IN WITNESS WHEREOF, the parties to this First Supplemental Indenture have caused this First Supplemental Indenture to be duly executed as of the day and year first above written

                                               ISLE OF CAPRI CASINOS, INC.


                                               By: /s/ Allan B. Solomon
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                               STATE STREET BANK AND TRUST
                                               COMPANY, as Trustee


                                               By: /s/ STEVE CIMALORE
                                                  ------------------------------
                                                  Name:STEVE CIMALORE
                                                  Title:VICE PRESIDENT


                                               RIVERBOAT CORPORATION OF
                                               MISSISSIPPI


                                               By: /s/ Allan B. Solomon
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                               RIVERBOAT CORPORATION OF
                                               MISSISSIPPI-VICKSBURG


                                               By: /s/ Allan B. Solomon
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                               RIVERBOAT SERVICES, INC.


                                               By: /s/ Allan B. Solomon
                                                  ------------------------------
                                                  Name:
                                                  Title:

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                                               CSNO, INC.


                                               By: /s/ Allan B. Solomon
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                               LOUSIANA RIVERBOAT GAMING
                                               PARTNERSHIP


                                               By: /s/ Allan B. Solomon
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                               ST.CHARLES GAMING COMPANY,INC.


                                               By: /s/ Allan B. Solomon
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                               LRG HOTELS, LLC.


                                               By: /s/ Allan B. Solomon
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                               GRAND PALAIS RIVERBOAT, INC.


                                               By: /s/ Allan B. Solomon
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                               LRGP HOLDINGS, INC.


                                               By: /s/ Allan B. Solomon
                                                  ------------------------------
                                                  Name:
                                                  Title:

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                                               PPI, INC.


                                               By: /s/ Allan B. Solomon
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                               ISLE OF CAPRI CASINO-TUNICA, INC.


                                               By: /s/ Allan B. Solomon
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                               ISLE OF CAPRI CASINO-TUNICA, INC.


                                               By: /s/ Allan B. Solomon
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                               IOC-COAHOMA, INC.


                                               By: /s/ Allan B. Solomon
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                               ISLE OF CAPRI HOTELS-BOSSIER
                                               CITY, L.L.C.


                                               By: /s/ Allan B. Solomon
                                                  ------------------------------
                                                  Name:
                                                  Title: